UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 21, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio is referred to herein as “we”, “our”, or “us”.

Item 1.02 Termination of a Material Definitive Agreement

Background

On October 21, 2020, we (as a Nevada corporation) and our wholly owned subsidiary, Renavotio Infratech, Inc., a Delaware corporation (the "Buyer"), completed a Share Purchase Agreement (the "Agreement") with Tritanium Labs, Inc. (“Tritanium”) and its stockholders (the "Seller"), whereby we agreed to purchase all of Tritanium’s outstanding capital stock and that of its subsidiaries in return for the following consideration: (a) our payment of the Closing Indebtedness Payoff Amount of $250,000; and (b) our common stock shares equal to $5,750,000 according to the formula specified in the Agreement. The Agreement is subject to closing conditions of the parties and representations and warranties of both the Buyer and Seller, and provides for a November 30, 2020 Closing Date.

Buyer and Seller are collectively referred to as the “Parties”.

Failure to Meet Closing Date of November 30, 2020

We provided an extension document to Tritanium, which they did not respond to; accordingly, the Agreement has been terminated for failure to meet the closing date of November 30, 2020.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	10/21/20 Share Purchase Agreement (previously filed with Form 8-K on 10/22/20

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2020	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

3